EXHIBIT 10.34

THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

FORM OF UNSECURED CONVERTIBLE PROMISSORY NOTE

$	May 5, 2025
Miramar, FL, United States

For value received, HCW BIOLOGICS INC., a Delaware corporation (the “Company”), promises to pay to        (the “Holder”), the principal sum of       ($    ) or such lesser amount as is advanced by the Holder hereunder. Interest shall accrue from the date of this Secured Promissory Note (this “Note”) on the unpaid principal amount then outstanding at a rate equal to ten percent (10%) per annum (the “Interest Rate”), computed as simple interest on the basis of a year of 365 days, to be paid in kind on a quarterly basis.

The Company and the Holder are parties to that certain Amended and Restated Senior Secured Note Purchase Agreement, dated as of July 2, 2024, among the Company, the Holder and each of the other purchasers listed on Exhibit B attached thereto (the “Purchase Agreement”) as amended by that certain First Amendment to Amended and Restated Senior Secured Note Purchase Agreement dated as of September 30, 2024 (the “First Amendment”) and that certain Second Amendment to Amended and Restated Senior Secured Note Purchase Agreement dated as of May 1, 2025 (the “Second Amendment”, and together with the Purchase Agreement and the First Amendment, the “Previously Converted Note Purchase Agreement”); (2) that certain Amended and Restated Pledge Agreement dated as of July 2, 2024 (as amended, the “Pledge Agreement”); (3) that certain Amended and Restated Escrow Agreement dated as of July 2, 2024 (as amended, the “Escrow Agreement”).

This Note is subject to the following terms and conditions.

1. Basic Terms.

(a) Interest Payments; Maturity. Accrued interest on this Note shall be payable in kind, quarterly in arrears. If not previously converted in accordance with Section 2 below, principal and any accrued but unpaid interest under this Note shall be due and payable on May 5, 2026 (the “Maturity Date”). Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the occurrence and during the continuance of an Event of Default (as defined below).

(b) Payment; Prepayment. All payments from the Company to Holder shall be made in U.S. dollars at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder shall be applied to principal. This Note may be prepaid in whole or in part prior to the Maturity Date, at the election of the Company.

If the Company elects to redeem this Note pursuant to this Section 1(b), the Company shall give notice of such prepayment to Holder not less than ten (10) calendar days prior to the date fixed for prepayment, specifying (a) the date on which such prepayment is to be made, and (b) the principal amount of the Note to be redeemed on such date.

2. Mandatory Conversion. All principal and accrued interest under this Note shall be converted to shares of common stock par value $0.0001 per share of the Company (“Common Stock”) promptly upon the first closing of a sale by the Company of shares of Common Stock to one or more purchasers, occurring between the date of this Note and the Maturity Date, pursuant to an effective registration statement filed with the Securities and Exchange Commission (a “Registered Offering”). The conversion price for such conversion shall be the same price per share of Common Stock sold in the Registered Offering (the “Conversion Price”) such that this Note shall be converted into the number of shares of Common Stock determined by dividing the unpaid principal amount of this Note plus accrued interest by the Conversion Price, rounded to the nearest whole share, such shares being referred to as the “Conversion Shares”. If the indebtedness under this Note is converted into Conversion Shares, Holder shall be deemed to have surrendered this Note on the conversion date and surrendered all rights hereunder.

3. Lock-Up And Registration. The Conversion Shares and Wugen Shares have not been and will not be registered upon issuance. The Holder represents, warrants and agrees that the Holder is acquiring the Conversion Shares and rights with respect to Wugen Shares for investment and not with a view to, or in connection with, the sale or distribution thereof. The Holder hereby agrees that no such sale or distribution of any Conversion Shares issued upon conversion hereof will be effected (a) in any manner during the 90-day period beginning on the conversion date (the “Lock-Up Period”), and (b) following the Lock-up Period without an effective registration statement related thereto or an opinion of counsel in a form satisfactory to the Company that such registration is not required under the Securities Act of 1933, as amended. Within a reasonable time following the end of the Lock-Up Period, the Company will prepare and file a resale registration statement with the U.S. Securities and Exchange Commission with respect to such shares and make commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable thereafter.

4. Additional Consideration. In addition to the Conversion Price, the Holder shall receive the right to receive an additional share of the Wugen Proceeds (as defined in the Converted Note Purchase Agreement) pursuant to the provisions of this Section 3. As provided in the Converted Note Purchase Agreement, following a Mandatory Prepayment Event, the Company has the right to receive and retain 50.89% of the Wugen Proceeds (the “Company’s Allocation”), and the Converting Purchasers (as defined therein) have the right to receive their Pro Rata Share of 49.11% of the Wugen Proceeds. The Company hereby agrees that the Holder shall receive, out of the Company’s Allocation, a portion of Wugen Proceeds with respect to a number of Pledged Shares (as defined in the Converted Note Purchase Agreement) equal to 0.25 multiplied by the original principal amount, in dollars, of this Note (the “Holder’s Wugen Shares”). In addition, if a Mandatory Prepayment Event (as defined in the Converted Note Purchase Agreement) has not occurred on or before August 30, 2030, the Company shall deliver, or cause the Escrow Agent under the Escrow Agreement to deliver, the Holder’s Wugen Shares to the Holder as promptly as commercially practicable thereafter.

5. Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

6. Interest Rate Limitation. Notwithstanding anything to the contrary contained in this Note, Holder represent that the interest paid or agreed to be paid under this Note shall not exceed the maximum rate of non-usurious interest permitted by applicable law in their jurisdiction (the “Maximum Rate”). If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal remaining owed under this Note or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

7. Action to Collect on Note. If action is instituted to collect on this Note, the Company promises to pay all of the Holder’s costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

8. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

9. Miscellaneous.

(a) Governing Law. The validity, interpretation, construction and performance of this Note, and all acts and transactions pursuant hereto and the rights and obligations of the Company and Holder shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law.

(b) Entire Agreement. This Note constitutes the entire agreement and understanding between the Company and the Holder relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written between them relating to the subject matter hereof.

(c) Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 9(c) shall be binding upon the Company, the Holder and each transferee of this Note.

(d) Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holder. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

(e) Notices. Any notice, demand or request required or permitted to be given under this Note shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f) Counterparts. This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Unsecured Convertible Promissory Note as of the date first set forth above.

THE COMPANY:

HCW BIOLOGICS INC.

By:
Name:
Title:

Address:
Email:

AGREED TO AND ACCEPTED:

THE HOLDER:

By:
Name:

Address:
Email: